UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2014

VHGI HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-17520	75-2276137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 North Court Street, Sullivan, IN	47822
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 812-268-5459 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events
Item 8 Other Events

On March 27, 2014, VHGI Holdings Inc contacted all known debt holders of record and offered the following proposal. Each debt holder would have the option to exchange all of their principle money invested with VHGI Holdings Inc. in exchange for restricted common stock of VHGI Holdings Inc. (VHGI) The full value of the principle investment would be exchanged at a rate of 100 shares of VHGI restricted common stock for each dollar invested, all accrued interest, fees or penalties are forever waived. The participation of the debt holders must achieve 100 percent to consummate this offer. VHGI is also putting on notice all previously potential unidentified VHGI Holdings Inc. holders of debt to immediately contact VHGI Holdings Inc. to make a claim of such by April 4, 2014. Any such conversion shall be based on the success of the final, completed and approved 14C filed on February 28, 2014.

All notices, replies, and comments should be sent to rick@lilygroup.com

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

10.1	Debt Conversion and General Release Statement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VHGI HOLDINGS, INC.

Date: March 27, 2014	By:	/s/ P. Rick Risinger
Name: P. Rick Risinger
Title: Chief Executive Officer